Burr, Pilger & Mayer, Inc.

We consent to use of our report dated July 28, 2000 in this annual report of Digital Video Systems, Inc. on Form 10-KSB for the year ended March 31, 2000.

Burr, Pilger & Mayer, Inc.

Palo Alto, California
July 30, 2000

C. G. UHLENBERG & CO. LLP

We consent to use of our report dated June 29, 1999 in this annual report of Digital Video Systems, Inc. on Form 10-KSB for the year ended March 31, 2000.

C. G. Uhlenberg & Co. LLP
Redwood City, California
July 30, 2000